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                                                                      EXHIBIT 4

                               LTX CORPORATION

                     1993 EMPLOYEES' STOCK PURCHASE PLAN

        1. DEFINITIONS. As used in this 1993 Employees' Stock Purchase Plan of LTX Corporation, the following terms shall have the meanings respectively assigned to them below:

               (a) BASE COMPENSATION MEANS annual or annualized base compensation, exclusive of overtime, bonuses, contributions to employee benefit plans, or other fringe benefits.

               (b) BENEFICIARY means the person designated as beneficiary on the Optionee's Membership Agreement or, if no such beneficiary isnamed, the person to whom the Option is transferred by will or under the applicable laws of descent and distribution.

               (c)  BOARD means the Board of Directors of the Company.

               (d) CODE means the Federal Internal Revenue Code of 1986, as amended.

               (e)  COMPANY means LTX Corporation, a Massachusetts corporation.

               (f) ELIGIBLE EMPLOYEE means a person who is eligible under the provisions of Section 8 to receive an Option as of a particular Offering Commencement Date.

               (g) GROSS COMPENSATION means Base Compensation plus commissions, overtime pay and cash bonuses.

               (h) MARKET VALUE means, as of a particular date, the average closing bid and asked prices of the Stock in the Over-the-Counter Market, as reported by the National Association of Securities Dealers, Inc., or if the Stock is listed on an exchange or the National Market System, the closing price of the Stock.

               (i) MEMBERSHIP AGREEMENT means an agreement whereby an Optionee authorizes a Participating Employer to withhold payroll deductions from his or her Gross Compensation.

               (j) OFFERING COMMENCEMENT DATE means a date which is the first business day of a semi-annual Offering Period, on which Options are granted to Eligible Employees.

               (k) OFFERING PERIOD means a semi-annual period, February 1 to July 31 or August 1 to January 31, during which options will be offered under the Plan.
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               (l)  OFFERING TERMINATION DATE means the date which is the last business day of an Offering Period, on which Options must, if ever, be exercised.

               (m) OPTION means an option to purchase shares of Stock granted under the Plan.

               (n) OPTION SHARES means shares of Stock purchasable under an Option.

               (o) OPTIONEE means an Eligible Employee to whom an Option is granted.

               (p) PARTICIPATING EMPLOYER means the Company or any Related Corporation which is designated by the Board as a corporation whose Eligible Employees are to receive Options as of a particular Offering Commencement Date.

               (q) PLAN means this 1993 Employees' Stock Purchase Plan of the Company, as amended.

               (r) RELATED CORPORATION means any corporation which is a parent corporation of the Company, as defined in Section 424(e) of the Code, or a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

               (s) REPORTING PERSON means a Director of the Company or an "officer" of the Company for purposes of Section 16 of the Securities Exchange Act of 1934.

               (t)  STOCK means common stock, $0.05 par value, of the Company.

        2. PURPOSE OF THE PLAN. The Plan is intended to encourage ownership of Stock by employees of the Company and the Related Corporations and toprovide additional incentive for the employees to promote the success of the business of their employers. It is intended that the Plan shall be an "employee stock purchase plan" within the meaning of Section 423 of the Code.

        3. TERM OF THE PLAN. The Plan shall become effective on December 15, 1993. No option shall be granted under the Plan after December 14, 2003.

        4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board which shall determine semi-annually, effective on February 1 and August 1, whether to grant Options under the Plan. The Board shall determine which (if any) Related Corporations shall be Participating Employers as of each Offering Commencement Date. The Board shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms of Options granted under the Plan,and to make all other


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determinations necessary or advisable for the administration of the Plan.

        5. TERMINATION AND AMENDMENT OF PLAN. The Board may terminate or amend the Plan at any time; PROVIDED, HOWEVER, that the Board may not, without approval by the holders of a majority of the shares of Stock, increase the maximumnumber of shares of Stock purchasable under the Plan, change thedescription of employees or classes of employees eligible to receive Options, change the manner of determining the exercise price of Options, or extend the period during which Options may be granted or exercised. No termination of or amendment to the Plan may adversely affect the rights of an Optionee with respect to any Option held by the Optionee as of the date of such termination or amendment.

        6. SHARES OF STOCK SUBJECT TO THE PLAN. No more than an aggregate of 1,200,000 shares of Stock may be issued or delivered pursuantto the exercise of Options granted under the Plan, subject to adjustments made in accordance with Section 10.7. Shares to be delivered upon the exercise of Options may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserveand keep available shares of Stock sufficient to satisfy such Options andshall pay all fees and expenses incurred by the Company in connectiontherewith. In the event of any capital change in the outstanding Stockas contemplated by Section 10.7, the number of shares of Stock reservedand kept available by the Company shall be appropriately adjusted.

        7. SHARES OF STOCK ISSUABLE PER OFFERING PERIOD. No more than an aggregate of 150,000 shares of stock may be issued or delivered pursuant to the exercise of Options in any Offering Period, subject to adjustments made in accordance with Section 10.7.

        8. PERSONS ELIGIBLE TO RECEIVE OPTIONS. Each employee of a Participating Employer shall be granted an Option on each Grant Date on which such employee meets all of the following requirements:

               (a) The employee is customarily employed by a Participating Employer for more than twenty hours per week and for more than five months per calendar year.

               (b) The employee will not, after grant of the Option, own stock possessing five percent or more of the total combined voting power or value of
all classes of stock of the Company or of any Related Corporation.   For
purposes of this paragraph (b), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the employee, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.


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               (c)  Upon grant of the Option, the employee's rights to purchase stock under all employee stock purchaseplans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations will not accrue at a rate which exceeds $25,000 of fair market value of the stock (determined as of the grant date) for each calendar year in which such option is outstanding at any time. The accrual of rights to purchase stock shall be determined in accordance with Section 423(b)(8) of the Code.

               (d) The employee is not a Reporting Person who failed fully to exercise any previous Option granted by the Company under the Plan or any other employee stock purchase plan within the meaning of Section 423 of the Code.

        9. OFFERING COMMENCEMENT DATES. Options shall be granted on the first business day of each semi-annual period, February 1 to July 31 and August 1 to January 31, which is designated by the Board of Directors as an Offering Period.

        10.    Terms and Conditions of Options
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               10.1  GENERAL.  All Options granted on a particular Offering
Commencement Date shall comply with the terms and conditions set forth in Sections 10.2 through 10.12.

               10.2 PURCHASE PRICE. The purchase price of Option Shares shall be 85% of the lesser of (a) the Market Value of the shares as of the Offering Commencement Date or (b) the Market Value of the shares as of the Offering Termination Date.

               10.3  RESTRICTIONS ON TRANSFER. Options may not be transferred
otherwise than by will or under the laws of descent and distribution.   An
Option may not be exercised by anyone other than the Optionee during the lifetime of the Optionee. Option shares may be sold or otherwise transferred by the Optionee without restriction. The Optionee shall agree in the Membership Agreement to notify the Company of any transfer of the shares within two years of the Offering Commencement Date of those shares. An Optionee who is a Reporting Person shall agree in the Membership Agreement not to transfer any of the shares within six months after purchase. The Company shall have the right to place a legend on all stock certificates instructing the transfer agent to notify the Company of any transfer of the shares.

               10.4 EXPIRATION. Each Option shall expire at the close of business on theOffering Termination Date or on such earlier date as may result fromthe operation of Section 10.6.

               10.5 TERMINATION OF EMPLOYMENT OF OPTIONEE. If an Optionee ceases for anyreason (other than death or retirement) to be continuously employedby the Company or a Related Corporation, whether due to voluntary severance, involuntary severance, transfer, or disaffiliation of the employer corporation with the Company, his or her Option shall immediately expire, and the Optionee's accumulated


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payroll deductions shall be returned by the Company.  For purposes of this
Section 10.5, an Optionee shall be deemed to be employed throughout any leave of absencefor military service, illness or other bona fide purpose which does not exceed the longer of ninety days or the period during which the Optionee's reemployment rights are guaranteed by statute, contract or announced Company policy. If the Optionee does not return to active employment prior to the termination of such period, his or her employment shall bedeemed to have ended on the ninety-first day of such leave of absence.

               10.6 RETIREMENT OR DEATH OF OPTIONEE. If an Optionee retires or dies, the employee or, in the case of death, his or her Beneficiary shall be entitled to withdraw the Optionee's accumulated payroll deductions or to purchase shares on the Exercise Date to the extent that the Optionee would be so entitled had he or she continued to be employed by a Participating Employer. The number of shares purchasable shall be limited by the amount of the Optionee's accumulated payroll deductions as of the date of his or her retirement or death. Accumulated payroll deductions shall be applied by the Company toward the purchase of shares only if the Beneficiary submits to the Participating Employer a written request that the deductions beso applied. Accumulated payroll deductions not withdrawn or applied to the purchase of shares shall be delivered by the Company to the Optionee or Beneficiary within a reasonable time after the Offering Termination Date.

               10.7 CAPITAL CHANGES AFFECTING THE STOCK. In the event that, between the Offering Commencement Date and the Offering Termination Date of an Option, a stock dividend is paid or becomes payable in respect of the Stock or there occurs a split-up or contraction in the number of shares of Stock, the number of shares for which the Option may thereafter be exercised and the price to be paid for each such share shall be proportionately adjusted. In the event that, afterthe Offering Commencement Date, there occurs a reclassification or change of outstanding shares of Stock or a consolidation or merger of the Company with or into another corporation or a sale or conveyance, substantially as a whole, or the property of the Company, the Optionee shall be entitled on the Offering Termination Date to receive shares of stock or other securities equivalent in kind and value to the shares of stock he or she should haveheld if he or she had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold such shares (together with all other shares and securities thereafter issued in respect thereof) until the Offering Termination Date. In the event that there is to occur a recapitalizationinvolving an increase in the par value of the Stock which would result in a par value exceeding the exercise price under an outstanding Option, theCompany shall notify the Optionee of such proposed recapitalization immediately upon its being recommended by the Board to the Company's shareholders, after whichthe Optionee shall have the right to exercise his or her Option priorto such recapitalization; if the Optionee fails to exercise the Option prior to recapitalization, the exercise price under the Option


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shall be appropriately adjusted.  In the event that,after the Offering
Commencement Date, there occurs a dissolution or liquidation of the Company, exceptpursuant to a transaction to which Section 424(a) of the Code applies, each Option shall terminate, butthe Optionee shall have the right toexercise his or her Option prior tosuch dissolution or liquidation.

               10.8  PAYROLL DEDUCTIONS.   An Optionee may purchase shares
under his or her Option by completingand returning to the personnel department of his or her employer at least ten days prior to the beginning of the next Offering Period a Membership Agreement indicating a percentage (which shall be a full integer between one and fifteen) of his or her Gross Compensation which is to be withheld each pay period; PROVIDED, HOWEVER, that the accumulated payroll deductions for the Optionee shall not exceed$12,500 in any Offering Period. The Optionee shall not be permitted to change the percentage of Gross Compensation withheld during an Offering Period. The percentage of Gross Compensation withheld may be changed from one Offering Period to another. The Optionee may withdraw any or all of his or her accumulated payroll deductions by submitting a written request therefor to the personnel department of his or her employer no later than two weeks prior to the Offering Termination Date.

               10.9 EXERCISE OF OPTIONS. On the Offering Termination Date the Optionee may purchase the number of shares purchasable by his or her accumulated payroll deductions, provided that:

                     (a) If the total number of shares which all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares which may be purchased under the Plan pursuant to Section 6 or Section 7, the number of shares which each Optionee is permitted to purchase shall be decreased PRO RATA based on the Optionee's accumulated payroll deductions in relation to all accumulated payroll deductions currently being withheld under the Plan.

                     (b) If the number of shares purchasable includes a fraction, such number shall be adjusted to the next smaller whole number and the purchase price shall be adjusted accordingly.

                     Accumulated payroll deductions not withdrawn on o r prior to the Offering Termination Date shall be automatically applied by the Company toward the purchase of Option Shares.

               10.10 DELIVERY OF STOCK. Within a reasonable time after the Offering Termination Date, the Company shall deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares purchased by the Optionee. A stock certificate representing the number of shares purchased will be issued in the participant's name only, or if his or her Membership Agreement so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction

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in the premises shall require that the Company or theOptioncc take any action in connection with the shares being purchased under the Option, delivery of the certificate or certificates for such shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay. The Optionee shall have no rights as a shareholder in respect of shares for which he or she has not received a certificate.

               10.11 RETURN OF ACCUMULATED PAYROLL DEDUCTIONS. In the event that the Optionee or the Beneficiary is entitled to the return of accumulated payroll deductions for any reason, the accumulated payroll deductions shall be returned within a reasonable time by the Company to the Optionee or the Beneficiary, as the case may be. In the event that accumulated payroll deductions exceed the price of shares purchased by reason of Section 6 or
Section 7 hereof, the excess shall be returned with interest within thirty days after the end of the Offering Period. Otherwise, the accumulated payroll deductions shall be returned without interest.

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